                                                                   EXHIBIT 99.17

                         CONSENT OF RICHARD J. HOLSTROM



          Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to being named, in the joint proxy statement-prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of each of MB Financial, Inc. and MidCity Financial Corporation into MB-MidCity, Inc. (the "New Company"), as a person who is expected to become a director of the New Company upon consummation of such transaction.

                                          /s/ RICHARD J. HOLMSTROM
                                          ---------------------------
                                          RICHARD J. HOLMSTROM

Date: July 3, 2001